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                                                              EXHIBIT 5.1

                          Willkie Farr & Gallagher
                             One Citicorp Center
                            153 East 53rd Street
                        New York, New York 10022-4677




May 20, 1996




CBL & Associates Properties, Inc.
One Park Place
6148 Lee Highway
Chattanooga, Tennessee  37421


Ladies and Gentlemen:

We have acted as counsel to CBL & Associates Properties, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about May 20, 1996. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an additional 1,500,000 shares (the "Shares") of Common Stock, par value $.01 per share, authorized to be granted or issued upon exercise of stock options to be granted under the CBL & Associates Properties, Inc. 1993 Stock Incentive Plan (the "Plan").

As counsel for the Company, we have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we hereby inform you that in our opinion the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan for consideration in excess of $.01 per share, will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as part of the Registration Statement.



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We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Very truly yours,



/s/ Willkie Farr & Gallagher





0121586.01